EXHIBIT 23.1
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement Nos. 333-143179, 333-149973, 333-158224, 333-165493 and 333-173851 on Form S-8 and Registration Statement Nos. 333-163811, 333-188492 and 333-197903 on Form S-3 of our report dated March 19, 2015, relating to the consolidated financial statements of U.S. Auto Parts Network, Inc., appearing in this Annual Report on Form 10-K of U.S. Auto Parts Network, Inc. for the fiscal year ended January 3, 2015.

/s/ Deloitte & Touche LLP

Los Angeles, CA
March 19, 2015